EXHIBIT 10.3
First Amendment
to the
Temple-Inland Inc. 2001 Stock Incentive Plan
     WHEREAS, Temple-Inland Inc. (the “Company”) maintains the Temple-Inland Inc. 2001 Stock Incentive Plan (the “Plan”); and
     WHEREAS, the Board of Directors of the Company (the “Board”) has authority to amend the Plan; and
     WHEREAS, the Board has determined that it is desirable to amend the Plan’s capital adjustment provisions;
     NOW, THEREFORE, Article 10 of the Plan is hereby amended as follows:
In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee shall provide for a substitution for or adjustment in (a) the number and class of Shares subject to outstanding Awards, (b) the Option Price of Options, (c) the aggregate number and class of Shares for which Awards thereafter may be made under this Plan, and (d) the maximum number of Shares with respect to which an Employee may be granted Awards during the period specified in clause (b) of Section 5.1 hereof.
     IN WITNESS WHEREOF, Temple-Inland Inc. has caused this First Amendment to the Temple-Inland Inc. 2001 Stock Incentive Plan to be adopted as of this 4th day of August 2006.

TEMPLE-INLAND INC.

By:

Leslie K. O’Neal
Vice President, Secretary and Assistant General Counsel
ATTEST:

Grant F. Adamson
Assistant Secretary